Exhibit 10.25

Attention!  There may be tax consequences associated with the acceptance or exercising of options granted under this agreement.  Tax laws vary by jurisdiction. You should consult with your tax professional before accepting or exercising these options.

STOCK OPTION AGREEMENT

        THIS AGREEMENT is made as of the ____ day of _______, 200__, by and between:

COGNOS INCORPORATED, a company		First and Last name of Employee
incorporated under the laws of Canada	- and -
(hereinafter called the "Company")		(hereinafter called the "Employee")

WHEREAS the Employee is an employee of the Company or a subsidiary of the Company;

AND WHEREAS the Company has agreed to grant a stock option to the Employee pursuant to the Company’s 2003-2008 Stock Option Plan (Incentive and Non-Qualified) (the “Plan”) upon the exercise of which the Employee may acquire common shares (hereinafter called “Common Shares”) in the capital stock of the Company as constituted at the date hereof;

AND WHEREAS the purchase price per Optioned Share (as hereafter defined) is not less than the fair market value of the Common Shares on the date hereof;

AND WHEREAS the stock option evidenced by this Agreement is subject to all of the terms and conditions of the Plan which shall govern in the event of a conflict with the terms and conditions of this Agreement.

NOW THEREFORE the parties agree as follows:

1.	The Company hereby grants to the Employee, as of the date hereof, subject to the terms and conditions set out herein and in the Plan, an option to purchase Common Shares (hereinafter called the “Optioned Shares”) at a price of $XX.XX CDN per share, the said option to terminate at 5:00 p.m. Ottawa time on the dates indicated below (hereinafter called the “Expiry Date(s)”) and in the meantime being exercisable on the dates indicated below (hereinafter called the “Exercise Date(s)”):

OPTIONED	OPTION	EXERCISE	EXPIRY
SHARES	TYPE	DATE(S)	DATE(S)

If, at any time between the Exercise Date and the Expiry Date, the employee does not exercise his/her option as to all of the Optioned Shares in respect of which the option is exercisable on such date, then the Employee will be entitled at any subsequent time or times up to the Expiry Date to purchase such Optioned Shares in respect of which the option has not been exercised.

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2.	If before the Expiry Date, the Employee’s employment with the Company or one of its subsidiaries is terminated for “cause” as defined in the Plan, the Employee’s options shall terminate on the last day of employment with the Company and shall thereafter not be exercisable. If before the Expiry date, the Employee’s employment with the Company or one of its subsidiaries is terminated for reasons other than “cause” (as defined in the Plan), or if before the Expiry Date the Employee resigns from the Company or one of its subsidiaries, then the Employee, within thirty (30) days after the date of such termination or resignation (but in no event later than the specified expiration date), can exercise the option as if he/she had continued to be an employee of the Company and to the extent that he/she had a right under Paragraph 1 of this Agreement to exercise the option at the date of such termination or resignation. At the end of such thirty (30) day period, this option shall cease and terminate and be of no further force or effect whatsoever.

3.(a)	In the event of the death of the Employee, all options granted to the Employee shall become exercisable immediately prior to the death of the Employee, and his/her estate, personal legal representative or beneficiary who has acquired the options by will or by the laws of descent and distribution, may exercise the options to the extent that the Employee could have exercised them, at any time on or before the earlier of (i) the first (1st) anniversary of the date of the Employee’s death if the Employee is an executive officer, (b) the second (2nd) anniversary of the date of the Employee’s death for all other cases, or (c) the specified expiration date of the option. At the end of the applicable period, the option hereby granted shall forthwith cease and terminate and be of no further force or effect.

3.(b)	If an Employee ceases to be employed by the Company by reason of his or her retirement (as defined in the Plan), no further installments of an option will become exercisable and such Employee shall have the right to exercise any option held by him or her on the date of retirement from employment, to the extent otherwise exercisable on that date, any time on or before the earlier of (i) the second (2nd) anniversary of that date, and (ii) the specified expiration date of the option. If the Employee dies or is incapacitated during that period, then the Employee’s personal representative may exercise the foregoing rights.

4.	The option hereby granted is non-transferable and shall be exercisable only by the Employee or his/her personal representative from time to time, by giving notice in writing to the Company referring to this Agreement and setting forth the number of Optioned Shares in respect of which the option is then being exercised, and such notice shall be accompanied by cash or a certified cheque payable to the Company in the full amount of the purchase price for the Optioned Shares being purchased. Such notice shall specify the address to which the share certificate or certificates shall be sent, and any such share certificate or certificates shall be sufficiently sent if mailed postage prepaid in an envelope addressed to the Employee at such address.

5.	In the event of any subdivision of the Common Shares of the Company, as those shares are now constituted, into a greater number of shares at any time while this option is outstanding and in the case of the issue of shares of the Company to the holders of its outstanding Common Shares by way of stock dividend or dividends (other than an issue of shares to shareholders pursuant to their exercise of options to receive dividends in the form of shares of the Company in lieu of cash dividends declared payable in the ordinary course by the Company on its Common Shares), the Company shall thereafter deliver at the time of purchase of shares pursuant to the exercise of the option hereby granted, in lieu of the number of Common Shares in respect of which the option to purchase is being exercised as provided for herein, such greater number and such other class of shares of the Company as the Employee would have been entitled as a result of such subdivision, or such stock dividend had the option been exercised before such subdivision or stock dividend.

6.	In the event of any consolidation of the Common Shares of the Company into a lesser number of shares at any time while this option is outstanding, the Company shall thereafter deliver and the Employee shall accept, at the time of any purchase of shares pursuant to the exercise of the option hereby granted, in lieu of the number of Common Shares in respect of which the option to purchase is being exercised as provided herein, such lesser number of shares of the Company as the Employee would have been entitled as a result of such consolidation had the option been exercised before such consolidation.

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7.	In the event of any reclassification of the Common Shares of the Company at any time while this option is outstanding, the Company shall thereafter deliver and the Employee shall accept, at the time of purchase of shares pursuant to the exercise of the option hereby granted, in lieu of the number of Common Shares in respect of which the option to purchase is being exercised as provided for herein, the number of shares of the Company of the appropriate class or classes as the Employee would have been entitled as a result of such reclassification.

8.	Other than the right to receive the Optioned Shares on the exercise of the option in accordance herewith, the Employee shall have no rights as a shareholder in respect of the Optioned Shares until after the exercise.

9.	The Employee acknowledges that the Company’s obligation to issue and deliver Optioned Shares is subject to (a) completion of such registration or other qualification of such shares or obtaining approval of such government authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; (b) the admission of such shares to listing on any stock exchange on which the Company’s Common Shares may then be listed; and (c) the receipt from the Employee of such representations, agreements and undertakings as to future dealings in such shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction. In this connection, the Employee agrees that (a) no sale or transfer of any or all of the Optioned Shares will be made except pursuant to an opinion of counsel satisfactory to the Company to the effect that such sale or transfer will not result in the violation of applicable securities laws; and (b) the Company may cause the certificates representing the Optioned Shares to bear a legend referring to the foregoing restriction on transfer and that the Company may issue to its transfer agent “stop transfer” instructions with respect to the Optioned Shares.

10.	The Employee acknowledges that all decisions and interpretations of the Board of Directors respecting this stock option or the Plan shall be conclusive and binding on all holders of options granted thereunder.

11.	The Employee shall not be entitled to assign this Agreement, any of the rights or benefits provided for herein except as provided for in the Plan. Time shall be the essence of this Agreement. This Agreement shall be binding upon any successor or successors of the Company.

COGNOS INCORPORATED	)
)
)
)
Per: ____________________________	)	________________________________
W. John Jussup	)	First and Last Name of Employee
Vice-President,	)
Chief Legal Officer & Secretary	)

Attention! There may be tax consequences associated with the acceptance or exercising of options granted under this agreement. Tax laws vary by jurisdiction. You should consult with your tax professional before accepting or exercising these options

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